                                                                  Exhibit 99.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 11-K


(Mark One)
[X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

For the fiscal year ended December 31, 2000

                                       OR

[_]   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

For the transition period from
________________________to____________________

Commission file number 0-14365

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

     ATGI 401(K) PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

     ALPHA TECHNOLOGIES GROUP, INC.
     11990 San Vincente Blvd., Suite 350
     Los Angeles, CA  90049

REQUIRED INFORMATION



Item 1. The audited statements of financial condition (Statements of Net Assets Available for Benefits) as of December 31, 2000 and 1999 are set forth on page F-2.

Item 2. The audited statements of income and changes in plan equity (Statements of Changes in Net Assets Available for Benefits) for the year ended December 31, 2000 are set forth on page F-3.

Item 3. The statements required by Items 1 and 2 were prepared in accordance with the applicable provisions of Article 6A of Regulation S-X (17 CFR 210.6A-01-.6A-05).

Item 4.  Not applicable.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ATGI 401(K) PLAN



                                        By: /s/ Steve E. Chupik
                                            ________________________________
                                            Steve E. Chupik
                                            Trustee of the Plan

Date:    June 29, 2001

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Trustees of the
ATGI 401(k) Plan

     We have audited the accompanying statement of net assets available for benefits of the ATGI 401(k) Plan as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999, and the changes in its net assets available for benefits for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year and nonexempt transactions as of and for the year ended December 31, 2000 are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Melton & Melton, L.L.P.

Houston, Texas
April 25, 2001

                                ATGI 401(k) PLAN
                                ----------------
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------
                           December 31, 2000 and 1999
                           --------------------------

                                                                2000         1999
                                                                ----         ----
                                     ASSETS
                                     ------

Investments:
    Alpha Technologies Group, Inc.:
     Common Stock (at market), 188,237 shares
     and 231,103 shares at December 31, 2000
     and 1999, respectively                                  $1,670,607  $ 1,386,616

    Connecticut General Life Insurance Company
     (a CIGNA company) Charter Funds at contract value:
        Guaranteed Short-Term Securities Fund                   294,619      367,479
        Guaranteed Long-Term Fund                             2,632,402    2,846,742

    Connecticut General Life Insurance Company
     (a CIGNA company) Charter Funds at market value:
        Large Company Stock Index Fund                        1,142,675    1,727,450

    Connecticut General Life Insurance Company
     (a CIGNA company) Separate Accounts at market value:
        Fidelity Advisor Growth Opportunities Account         1,218,321    1,656,808
        Janus Account                                         1,388,400    1,443,245
        PBHG Growth Account                                     623,843      553,911
        American Century Vista Account                          248,679      149,247

    Participant loans                                           298,954      432,835
                                                             ----------  -----------
            Total investments                                 9,518,500   10,564,333
                                                             ----------  -----------

Receivables:
    Employer contributions                                       32,311       36,579
    Participant contributions                                    89,510       97,539
                                                             ----------  -----------
            Total receivables                                   121,821      134,118
                                                             ----------  -----------
            Total assets                                      9,640,321   10,698,451
                                                             ----------  -----------

                                  LIABILITIES
                                  -----------

Administrative fees payable                                       3,004        5,289
                                                             ----------  -----------
            Total liabilities                                     3,004        5,289
                                                             ----------  -----------

            Net assets available for benefits                $9,637,317  $10,693,162
                                                             ==========  ===========


                      (See Notes to Financial Statements)

                                ATGI 401(k) PLAN
                                ----------------
                       STATEMENT OF CHANGES IN NET ASSETS
                       ----------------------------------
                             AVAILABLE FOR BENEFITS
                             ----------------------
                      For the Year Ended December 31, 2000
                      ------------------------------------

Additions to Net Assets:
    Participant contributions                                  $ 1,220,007
    Employer contributions                                         337,104
                                                               -----------
                                                                 1,557,111

    Interest and dividend income                                   201,275
                                                               -----------
        Total additions                                          1,758,386
                                                               -----------

Deductions from Net Assets:
    Benefit payments                                             2,717,001
    Commissions and fees paid by
     participants                                                   23,234
    Administrative expenses                                         36,622
                                                               -----------
        Total deductions                                         2,776,857
                                                               -----------

Net realized and unrealized
  depreciation in fair market
  value of investments                                             (37,374)
                                                               -----------
        Decrease in net assets                                  (1,055,845)

Net Assets Available for Benefits:
    Balance, December 31, 1999                                  10,693,162
                                                               -----------

    Balance, December 31, 2000                                 $ 9,637,317
                                                               ===========



                      (See Notes to Financial Statements)

                                ATGI 401(k) PLAN
                                ----------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               December 31, 2000
                               -----------------


NOTE 1 - DESCRIPTION OF THE PLAN

    General

        The ATGI 401(k) Plan (the "Plan"), for employees of Alpha Technologies Group, Inc. and its subsidiaries (the "Company"), is a defined contribution profit sharing plan, established November 1, 1977.

    Eligibility

        All employees are eligible to participate in the Plan without regard to minimum age or service requirements. The employee must be employed on the following entry dates in order to participate: January 1, April 1, July 1, or October 1.

    Participant Accounts

        The Plan provides that each participant shall direct the investment of all contributions made to their participant account. Participant accounts are valued on a daily basis, and each participant may change their election of investment direction for future contributions on a daily basis. The benefit to which a participant is entitled is based upon the vested value of the participant's account.

    Distributions

        A participant or beneficiary shall be immediately vested upon death, retirement or termination of employment due to total and permanent disability. Normal retirement age under the Plan is age 59. Upon an employee's termination or retirement, the funds in his or her account are distributed in the form of an annuity, cash or stock.

        Net assets available for benefits as of December 31, 2000 and 1999 include amounts pending distribution to participants of $47,684 and $15,821, respectively.

        If a participant terminates employment prior to normal retirement age for any reason other than death or disability, the participant's interest in Company contributions to the Plan vests as follows:

                                                    Percent Of
                                                 Non-forfeitable
          Years Of Service                           Interest
          ----------------                       ---------------

           Less than one year                            0%
           One year                                     20
           Two years                                    40
           Three years                                  60
           Four years                                   80
           Five years                                  100

                                ATGI 401(k) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                               December 31, 2000
                               -----------------


NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

      Forfeitures

          After a participant's employment is terminated, any non-vested portion of the participant's account can be used to offset administrative fees and the Company's matching contribution, thus reducing future employer contributions. Forfeitures included in net assets available for benefits at December 31, 2000 and 1999 amounted to $61,206 and $55,705, respectively. During the plan year ended December 31, 2000, the Company used $10 of forfeiture monies for employer contributions and $38,908 to offset administrative fees.

      Contributions

          The Company's matching contribution is a discretionary amount to be determined in advance each month by the Company. For 2000, the matching contribution was equal to 50 percent of each participant's contribution not to exceed 6 percent of the participant's compensation. The Company may also make an additional discretionary contribution as determined by the Board of Directors. No additional discretionary contribution was made for the year ended December 31, 2000. Each participant's contribution is based upon a percentage of annual compensation determined by the individual and is limited to the lesser of 15 percent of the participant's compensation for the year or $10,500 in 2000, as adjusted by the Internal Revenue Service for changes in the cost-of-living pursuant to Section 402(g)(5) of the Internal Revenue Code. Each participant may also contribute up to 10 percent of total compensation on an after-tax basis. The combined pretax and after-tax contributions cannot exceed the Plan's limitations. Participants are at all times fully vested in their contributions and the appreciation or depreciation thereon.

      Participant Loans

          Plan participants may borrow Plan assets up to a maximum of the lesser of $50,000 or 50 percent of their vested account balance in the Plan. Loans are repaid in level installments through payroll deductions for periods ranging up to five years for a general purpose loan, or up to 15 years for the purchase of a primary residence. The loans are secured by the participant's account to the extent of the principal amount of the loan plus accrued interest.

      Termination of the Plan

          Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of Plan termination, participants will become 100 percent vested in their accounts.

                                ATGI 401(k) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                               December 31, 2000
                               -----------------


NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

    Investment of Funds

          There are eight funds in which participants can invest contributions and in which other amounts are credited to participants' accounts as of December 31, 2000:

          ATGI Stock Fund - A fund that maintains a brokerage account with
          ---------------
Merrill Lynch and invests solely in the common stock of Alpha Technologies Group, Inc.

          Guaranteed Short-Term Securities Fund - A CIGNA Charter fixed-income
          -------------------------------------
investment fund that invests primarily in U.S. Treasury securities, U.S. Government securities, certificates of deposit, time deposits, repurchase agreements and commercial paper issued by major domestic and foreign corporations. The fund seeks to maximize current income while maintaining a high degree of liquidity and safety of principal.

          Guaranteed Long-Term Fund - A CIGNA Charter fixed-income investment
          -------------------------
fund that invests primarily in intermediate-term bonds and commercial mortgages. The fund seeks to provide competitive yields relative to comparable guaranteed fixed income investment funds.

          Large Company Stock Index Fund - A CIGNA Charter investment fund that
          ------------------------------
is constructed to reflect the composition of the Standard and Poor's 500 Index.

          Fidelity Advisor Growth Opportunities Account - A CIGNA Separate
          ---------------------------------------------
Account that invests wholly in the Fidelity Advisor Growth Opportunities Fund, a mutual fund. The fund seeks to provide long-term capital growth by investing primarily in common stocks and securities convertible into common stock.

          Janus Account - A CIGNA Separate Account that invests wholly in the
          -------------
Janus Fund, a mutual fund. The fund seeks to provide long-term growth of capital by investing primarily in a diversified portfolio of common stock.

          PBHG Growth Account - A CIGNA Separate Account that invests wholly in
          -------------------
the PBHG Growth Fund, a mutual fund. The fund seeks capital appreciation by investing primarily in common stock and securities convertible into common stock of small and medium capitalization companies.

          American Century Vista Account - A CIGNA Separate Account that invests
          ------------------------------
wholly in the American Century Vista Account, a mutual fund. The fund seeks to provide long-term growth of capital by investing primarily in equity-equivalent securities of small and medium-sized companies.

                                ATGI 401(k) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                               December 31, 2000
                               -----------------


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting

          The accounting records of the ATGI 401(k) Plan are maintained on the cash basis; however, the financial statements have been prepared on the accrual basis of accounting.

      Administrative Expenses

          Administrative expenses of the Plan are paid by the Plan. Forfeitures of any non-vested portion of a participant's account can be used to offset administrative fees.

      Investments

          Pursuant to the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA, the Plan reports investments in the financial statements at current market value in accordance with accounting principles generally accepted in the United States of America. As of December 31, 2000 and 1999, the ATGI Stock Fund is stated at aggregate market value based on quoted market prices for the last trading day of the plan year. All other funds, except the Guaranteed Short-Term Securities Fund and the Guaranteed Long-Term Fund, which are stated at contract value, as of December 31, 2000 and 1999 are stated at aggregate market value as determined by CIGNA.

      Income Taxes

          The Plan obtained its latest determination letter on February 27, 1995 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

      Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

                                ATGI 401(k) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                               December 31, 2000
                               -----------------


NOTE 3 - INVESTMENTS

      During the year ended December 31, 2000, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value as follows:

ATGI Stock Fund                                                $ 765,420
Large Company Stock Index Fund                                  (125,717)
Fidelity Advisor Growth Opportunities Account                   (284,743)
Janus Account                                                   (228,718)
PBHG Growth Account                                             (156,679)
American Century Vista Account                                    (6,937)
                                                               ---------

                                                               $ (37,374)
                                                               =========

          Investments that represent 5 percent or more of the Plan's net assets at December 31, 2000 and 1999 are separately identified below:

                                                           Market Or
                                                        Contract Value
    Identity Of                                     ----------------------
   Party Involved              Description             2000        1999
   --------------              -----------             ----        ----

ATGI Stock Fund            Equity securities        $1,670,607  $1,386,616

Guaranteed Long-Term       Fixed-income
  Fund                     investment account        2,632,402   2,846,742

Large Company              Pooled stock market
  Stock Index Fund         index account             1,142,675   1,727,450

Fidelity Advisor Growth    Capital appreciation
  Opportunities Account    investment account        1,218,321   1,656,808

Janus Account              Capital appreciation
                           investment account        1,388,400   1,443,245

PBHG Growth                Capital appreciation
  Account                  investment account          623,843     553,911

NOTE 4 - CONTRACT WITH INSURANCE COMPANY

    The Plan holds a deposit administration contract with CIGNA. The Guaranteed Long-Term (GLT) Fund and the Guaranteed Short-Term Securities (GST) Fund are unallocated funds. The GLT Fund maintains a variable annualized rate, which was
5.60 percent and 5.45 percent at December 31, 2000 and 1999, respectively. The GST Fund maintains a variable monthly rate, which was 4.90 percent and 3.60 percent annualized at December 31, 2000 and 1999, respectively.

                                ATGI 401(k) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                               December 31, 2000
                               -----------------


NOTE 5 - PLAN AMENDMENT

    Effective February 14, 2001, the Plan was amended to adopt the CIGNA prototype plan. In order to adopt the CIGNA prototype plan, the Company was required to make several modifications and at the same time elected to make several enhancements to the Plan. The modifications and enhancements included:

    .  Deletion of the minimum suspension period.

    . Allocation of employer contributions to each participant who is a participant on any day of the contribution period regardless of hours of service (effective retroactive to January 1, 2001).

    . Allocation of annual non-elective, annual matching and/or additional matching contributions made by the employer will not be made to participants who terminate employment during the plan year, are credited with less than 501 hours of service during the plan year, and are not employed on the last day of the plan year.

    . All employers under the controlled group (current and future) are required to become an adopting employer in the Plan.

    . To comply with only IRS safe harbor determinations for serious financial hardship withdrawals.

    . To allow participants to transfer funds between investment accounts on a daily basis.

    . To include "rule of parity" (hours of service) provisions for years of service prior to a break in service.

    . To allow withdrawal of vested matching/non-elective contributions upon attainment of age 59-1/2.

    . To allow non-5% owner participants to defer payment of minimum required distributions until the April 1st following the calendar year in which they terminate/retire from employment with the employer.

    . To provide that the elective deferral upon which matching contributions are made by the employer, as determined by the Board of Directors in advance on an annual basis, shall not exceed 3% of the participant's compensation for the contribution period.

                                ATGI 401(k) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                               December 31, 2000
                               -----------------


NOTE 6 - PROHIBITED TRANSACTION

    In 2000, Alpha Technologies Group, Inc. conducted a stock rights offering. As a holder of record of ATGI stock on the record date of October 25, 2000, the ATGI 401(k) Plan received 7,556 subscription rights in the stock rights offering. These rights were allocated to participants based upon their allocated holdings of ATGI stock under the Plan as of October 25, 2000. Participants were given the option to individually exercise their rights accordingly.

    Alpha Technologies Group, Inc. has filed an exemption application with the Department of Labor ("DOL") requesting exemption from possible violations of the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and the Internal Revenue Code of 1986, as amended. No decision has been made on the individual exemption as of the date of this report.

NOTE 7 - PARTIAL TERMINATION

    The Company experienced a 26.6 percent reduction in eligible participants during the plan year ended December 31, 2000 due to the sale of two subsidiaries (19.6 percent) and involuntary terminations (7 percent). On July 28, 2000, the Company's connector operation, Uni-Star Industries, Inc., was sold, and on November 17, 2000, its subsystems operation, Malco Technologies, Inc., was sold. These dispositions were made so that the Company could focus on its remaining business, the manufacturing, fabricating and sale of thermal management products and aluminum extrusions. All participants terminated as a result of these sales became 100 percent vested upon the date of the sale in accordance with management's decision. Although the remaining terminations were due to various reasons unrelated to the Company's decision to discontinue these businesses, the Company has elected to include the unrelated involuntary terminations in the partial termination analysis. Pursuant to Internal Revenue Code Section 411(d)(3), the affected participants became 100 percent vested in their account balances.

                                                                      SCHEDULE I
                                                                      ----------


                                ATGI 401(k) PLAN
                                ----------------
         SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
         --------------------------------------------------------------
                               December 31, 2000
                               -----------------
                                EIN # 76-0079338
                                ----------------
                                   Plan #001
                                   ---------

                                                             (c)
                         (b)                       Description of investment
    (a)            Identity of issue,               including maturity date,                                  (e)
 Party-In-          borrower, lessor              rate of interest, collateral,             (d)             Current
 Interest           or similar party                 par or maturity value                  Cost              Value
----------         -----------------              -----------------------------             -----          -----------

     *             Alpha Technologies
                   Group, Inc.                    ATGI Stock Fund                            **            $1,670,607

     *             Connecticut General
                   Life Insurance Company
                   (A CIGNA company)
                   Charter Funds                  Guaranteed Short-Term
                                                  Securities Fund                            **               294,619
                                                  Guaranteed Long-Term Fund                  **             2,632,402
                                                  Large Company Stock Index Fund             **             1,142,675

     *             Connecticut General
                   Life Insurance Company
                   (A CIGNA company)
                   Separate Accounts              Fidelity Advisor Growth
                                                  Opportunities Account                      **             1,218,321
                                                  Janus Account                              **             1,388,400
                                                  PBHG Growth Account                        **               623,843
                                                  American Century Vista Account             **               248,679

                   Participant                    Prime plus 1% participant
                   Loans                          loans (8.75% - 10.5%)                      **               298,954


*  A party-in-interest as defined by ERISA
**  Cost omitted for participant directed investments

                                                                     SCHEDULE II
                                                                     -----------

                               ATGI 401(k) PLAN
                               ----------------
                      SCHEDULE OF NONEXEMPT TRANSACTIONS
                      ----------------------------------
                     For the Year Ended December 31, 2000
                     ------------------------------------
                               EIN # 76-0079338
                               ----------------
                                   Plan #001
                                   ---------

                                               (c)
                                         Description of                                     (g)                             (j)
                       (b)           Transactions Including                               Expenses     (h)       (i)      Net Gain
    (a)        Relationship of Plan   Maturity Date, Rate       (d)      (e)      (f)     Incurred    Cost     Current    or (Loss)
 Identity Of    Employer, or Other  of Interest, Collateral, purchase  Selling  Lease       With       Of       Value      on Each
Party Involved  Party-In-Interest    Par, or Maturity Value    Price    Price   Rental   Transaction  Asset    Of Asset  Transaction
--------------  -----------------    ----------------------  --------  -------  ------   -----------  -----    --------  -----------
Steve E. Chupik    Plan Trustee      Receipt of 7,556 stock     N/A      N/A      N/A         N/A      N/A        N/A        N/A
                                     rights expiring
                                     January 8, 2001

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 11-K, into the Company's
Form S-8 Registration Statements filed on June 23, 1986 (Reg. No. 33-06695); January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No. 33-17359);
March 17, 1988 (Reg. No. 33-20706); June 30, 1989 (Reg. No. 33-29636); June 23,
1992 (Reg. No. 33-48663); April 30, 1996 (Reg. No. 333-03001); and May 25, 2001
(Reg. No. 333-61708); and S-3 Registration Statement filed on August 16, 1996 (Reg. No. 333-10311).


Houston, Texas
June 25, 2001                             /s/ Melton & Melton, L.L.P.